UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2018

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 30, 2018, Hill International, Inc. (the “Company”) issued a press release announcing, among other things, an update on the Company’s expected consulting fee revenue for 2018. The press release also provided an update on the expected timing of the filing of the Company’s restated financial statements and related matters. A copy of the release is furnished as Exhibit 99.1 attached hereto.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Reference is made to the Company’s ongoing restatement of its previously issued financial statements for the years ended December 31, 2016, 2015 and 2014 included in the Company’s Annual Reports on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 as well as the anticipated filing of its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017, inclusive of the restatement of prior comparative periods, and its Annual Report on Form 10-K for the year ended December 31, 2017.

On March 28, 2018, the Company dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”). Also on March 28, 2018, the Audit Committee entered into an agreement with EisnerAmper LLP (“EisnerAmper”) to serve as the Company’s independent registered public accounting firm. Such dismissal and appointment are effective immediately and reflects the Audit Committee’s belief that EisnerAmper, who served as the Company’s independent public accounting firm during the restatement, will be able to complete the restatement as well as the audit of the Company’s 2017 financial statements as expeditiously as possible. The Company regularly consulted with EisnerAmper regarding the application of accounting principles in conjunction with the original audit and the restatement; however, the Company did not consult with EisnerAmper regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K other than those related to the restatement.

The Company had no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) other than those related to the restatement in connection with KPMG’s engagement.

The Company provided KPMG and EisnerAmper with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in this Item 4.01 and if not, stating the respects in which it does not agree. A copy of KPMG’s letter, dated March 30, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 2.02 above is incorporated herein by reference.

The information furnished under Items 2.02 and 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
16.1	Letter of KPMG LLP, dated March 30, 2018.
99.1	Press Release of the Company, dated March 30, 2018.

* * *

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings, EBITDA margin, profit improvement, cost savings or other financial items; any statements of belief, any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, beliefs, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, and our expenses may be higher than anticipated, and the review of the Company’s accounting, accounting policies and internal control over financial reporting, and the preparation of and the audit or review, as applicable, of restated filings may take longer than currently anticipated or additional restatement adjustments may be identified.  We do not intend, and undertake no obligation, to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ Marco A. Martinez
	Name:	Marco A. Martinez
Dated: March 30, 2018	Title:	Senior Vice President and Interim Chief Financial Officer